Exhibit 10.5

(Multicurrency — Cross Border)

ISDA®

International Swap Dealers Association, Inc.

SCHEDULE

to the

Master Agreement

dated as of December 14, 2006

between

THE BANK OF NEW YORK	and	WELLS FARGO BANK, N.A, not in its individual capacity, but solely as Securities Administrator on behalf of the SG Mortgage Securities Trust 2006-OPT2

established as a banking organization under the laws of the State of New York		The Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)

—

Certain Definitions. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement, dated as of December 1, 2006, among SG Mortgage Securities, LLC, as Depositor, HSBC Bank USA, National Association, as Trustee, and Wells Fargo Bank, N.A , as Securities Administrator and Master Servicer (the “Pooling and Servicing Agreement”) have the meanings assigned therein. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

Part 1. Termination Provisions.

(a)	“Specified Entity” in relation to Party A or Party B shall mean: none.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Applicability. The following provisions apply or do not apply to the parties as specified below:

(i)	Section 5(a)(i) (Failure to Pay or Deliver):

(A) will apply to Party A; and

(B) will apply to Party B.

(ii)	Section 5(a)(ii) (Breach of Agreement):

(A) will apply to Party A; and

(B) will not apply to Party B.

(iii)	Section 5(a)(iii) (Credit Support Default):

(A) will apply to Party A; and

(B) will not apply to Party B.

(iv)	Section 5(a)(iv) (Misrepresentation):

(A) will apply to Party A; and

(B) will not apply to Party B.

(v)	Section 5(a)(v) (Default under Specified Transaction):

(A) will not apply to Party A; and

(B) will not apply to Party B.

(vi)	Section 5(a)(vi) (Cross Default):

(A) will apply to Party A; and

(B) will not apply to Party B.

For the purposes of Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

“Threshold Amount” means, 3% of consolidated shareholders equity of Party A and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

(vii)	Section 5(a)(vii) (Bankruptcy):

(A) will apply to Party A; and

(B)(1) will not apply to Party B with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by Party A or its affiliates), (7) and (8) of Section 5(a)(vii) (but subclause (8) will not apply to Party B only to the extent that subclauses (2), (4) and (7) to the extent do not apply to Party B), and the remaining provisions of Section 5(a)(vii) will apply to Party B; and (2) the words “trustee” and “custodian” in subclause (6) will not include the Trustee; and (3) events described in Section 5(a)(vii) occurring with respect to the Trust are deemed to occur to Party B.

(viii)	Section 5(a)(viii) (Merger without Assumption):

(A) will apply to Party A; and

(B) will apply to Party B.

(ix)	Section 5(b)(i) (Illegality):

(A) will apply to Party A; and

(B) will apply to Party B.

(x)	Section 5(b)(ii) (Tax Event):

(A) will apply to Party A; provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted; and

(B) will not apply to Party B.

(xi)	Section 5(b)(iii) (Tax Event upon Merger):

(A) will apply to Party A, provided, that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

(B) will apply to Party B.

(xii)	Section 5(b)(iv) (Credit Event upon Merger):

(A) will not apply to Party A; and

(B) will not apply to Party B.

(xiii)	Section 5(b)(v) (Additional Termination Event):

(A) will apply to Party A with respect to Part 1(g)(iv) and (v); and

(B) will apply to Party B with respect to Parts 1(g)(i), (ii), and (iii).

With respect to the Moody’s Rating Condition, notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to perform any obligation under the Credit Support Annex hereto shall not be an Event of Default unless a Moody’s Ratings Event has occurred and at least 30 Local Business Days have elapsed and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(d)	The “Automatic Early Termination” provision of Section 6(a):

(A) will not apply to Party A; and

(B) will not apply to Party B.

(e) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody’s, if Party A is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

(i)	The definitions of “Market Quotation” and “Settlement Amount” are amended in their entirety to read as follows:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer capable of becoming legally binding upon acceptance made by a Reference Market-maker with ratings that meet the Collateralization Requirement or the Ratings Requirement, as the case may be, for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”), with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Party B, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Party B of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of

Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

“Settlement Amount” means, with respect to any Early Termination Date: —

(a) if on or before the day falling ten (10) Local Business Days after the day on which the Early Termination Date is designated (or such later day not later than the Early Termination Date as Party B may specify in writing to Party A) a Market Quotation is accepted by Party B so as to become legally binding:

the Termination Currency Equivalent of the Market Quotation (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is accepted by Party B so as to become legally binding.

(b) if there is no such accepted Market Quotation during the period provided in (a):

Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(ii) Party B and, if request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated, Party A, shall use reasonable efforts to obtain one or more Market Quotations before the date determined pursuant to clause (a) of the definition of “Settlement Amount”.

(iii) Notwithstanding anything to the contrary in Section 6(e)(i)(3) or Part 5(g), if the Settlement Amount is a negative number, the Unpaid Amounts of Party A and Party B shall be subject to netting in accordance with Section 2(c).

(f) “Termination Currency” means United States Dollars.

(g) “Additional Termination Event” will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:—

(i) Termination of Trust Fund. The Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 10.01 and 10.02 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event. Party B shall be the sole Affected Party.

(ii) Inability to Pay Certificates. The Trust is unable to pay or fails or admits in writing its inability to pay on any Distribution Date, any accrued interest with respect to the Class A Certificates or make ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates. Party B shall be the sole Affected Party.

(iii) Amendment of Pooling and Servicing Agreement. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse affect on Party A without first obtaining the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

(iv) Collateralization or Ratings Event. A Collateralization Event or Ratings Event (as defined in Part 5(j)(i)) has occurred and is continuing and Party A fails to comply with the provisions of Part 5(j)(ii) within the time periods set out therein, and, with respect to a Ratings Event, at least one substitute counterparty has made an offer which remains capable of becoming legally binding upon acceptance to be the Transferee of an assignment, transfer or replacement in accordance with Part 5(j)(B)(1)). Party A shall be the sole Affected Party.

(v) Regulation AB. Party A shall fail to comply with the provisions of Part 5(k) within the time provided for therein. Party A shall be the sole Affected Party.

Part 2. Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e), Party A and Party B make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f), Party A and Party B make the following representations.

(i)	The following representation will apply to Party A:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)	The following representation will apply to Party B:

None.

(c) Additional Amounts Not Payable by Party B. Party B shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A and Party B	An Internal Revenue Service Form W-9 or W-8BEN as applicable or any successor form, accurately completed and in a manner reasonably satisfactory to Party A and any other document reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.	(i) Prior to the first scheduled Payment Date; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any form previously provided by to the other party has be-come obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.	Upon the execution and delivery of this Agreement	Yes

Party B	(i) a copy of the executed Pooling and Servicing Agreement, (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this Agreement on behalf of Party B, and (iii) a certified copy of the authorizing resolution (or equivalent authorizing documentation) of the Securities Administrator which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.	(i) Upon the execution and delivery of the Pooling and Servicing Agreement, and (ii), (iii) upon the execution and delivery of this Agreement	Yes

Party A	A copy of the annual balance sheet of Party A for the most recently completed fiscal year and publicly available in its regulatory call report.	Promptly after request by Party B; provided, if available on http://www.fdic.gov, such delivery is not required.	Yes

Party A	A legal opinion as to enforceability of this Agreement and any Confirmation evidencing a Transaction hereunder.	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Party B	A legal opinion as to the enforceability of this Agreement and any Confirmation evidencing a Transaction hereunder.	Upon the execution and delivery of this Agreement and such Confirmation	No.

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to Party A:

Party A: With respect to any Transaction, to the office(s) specified in the Confirmation related to such Transaction. A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

The Bank of New York

Legal Department

One Wall Street – 10th Floor

New York, New York 10286

Attention: General Counsel

Address for notices or communications to Party B:

Address:	Wells Fargo Bank, N.A.,
not in its individual capacity, but solely as Securities Administrator on behalf of the SG Mortgage Securities Trust 2006-OPT2
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Client Manager
Facsimile:	(410) 715-2380 Telephone: (410) 884-2000

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent:— not applicable.

Party B appoints as its Process Agent:— not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c):

Party A is a Multibranch Party and will enter into each Transaction only through the following Office:— New York (for all Transactions).

Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided that if an Event of Default occurs with respect to Party A then Party B may designate a Reference Market-maker as Calculation Agent.

(f)	“Credit Support Document” Credit Support Document means in relation to:—

Party A: the Credit Support Annex hereto.

Party B: Not applicable.

(g)	“Credit Support Provider” means in relation to:

Party A: Not Applicable (except with respect to credit support furnished pursuant to Part 5(j) or 5(k)).

Party B: Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply.

(j) “Affiliate” will have the meaning specified in Section 14, provided, that, Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k)	Additional Representations. Section 3 is hereby amended by adding after Section 3(f) the following subsections:

“(g)	Relationship Between Parties.

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)	Evaluation and Understanding.

(i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other Party As investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h) Exclusion from Commodity Exchange Act. (1) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(i) Swap Agreement. Each Transaction is a “swap agreement” as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a “covered swap agreement” as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).

Part 5. Other Provisions.

(a) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(c) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6 of this Agreement, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of any Transaction. For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6.

(e) Failure to Pay or Deliver. Section 5(a)(i) is hereby amended by replacing the word “third” by the word “second” in the third line thereof.

(f) Non-Recourse. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Trust hereunder are limited recourse obligations of the Trust, payable solely from the Trust Fund and the proceeds thereof to satisfy Party B’s obligations hereunder. In the event that the Trust Fund and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Trust Fund and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(g) Limitation on Institution of Bankruptcy Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(h) Securities Administrator’s Capacity. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by the Securities Administrator, (i) this Agreement and such confirmation are executed and delivered by the Securities Administrator, not in its individual capacity but solely as Securities Administrator pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will the Securities Administrator, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

(i) [Reserved.]

(j) Ratings Downgrade.

(i) Definitions. For purposes of each Transaction: (A) “Rating Agency Condition” means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Fitch, Inc. (“Fitch”), Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”)] (each a “Rating Agency”, and the rating condition with respect to it, the “Fitch Rating Condition”, “Moody’s Rating Condition” and “S&P Rating Condition”, respectively) has confirmed in writing to the Securities Administrator that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates; (B) “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor hereunder, (1) a short-term unsecured and unsubordinated debt rating of “P-1” (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of “A1” (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of “Aa3” (not on watch for downgrade) by Moody’s, and (2) a short-term unsecured and unsubordinated debt rating of “A-1” by S&P, and (3) a short-term unsecured and unsubordinated debt rating of “F1” by Fitch and a long-term unsecured and unsubordinated debt rating of “A” by Fitch; (C) a “Collateralization Event” shall occur with respect to Party A (or any applicable credit support provider) if: (1) its short-term unsecured and unsubordinated debt rating is reduced to “P-2”, and its long-term unsecured and unsubordinated debt is reduced to “A3” (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2”) by Moody’s (a “Moody’s Collateralization Event”), or (2) its short-term unsecured and unsubordinated debt rating is reduced to “A-2” by S&P (a “S&P Collateralization Event”); or (3) its short-term unsecured and unsubordinated debt rating is reduced to “F2” by Fitch (a “Fitch Collateralization Event”); and (D) a “Ratings Event” shall occur with respect to Party A (or any applicable credit support provider) if: (1) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-3” and its long-term unsecured and unsubordinated debt is reduced to “Baa1” (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Baa1”) by Moody’s (a “Moody’s Ratings Event”), or (2) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced to “BB+” by S&P (a “S&P Ratings Event”), or (3) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “F3” or lower and its long-term unsecured and unsubordinated debt rating is withdrawn or reduced to “BBB” or lower by Fitch (a “Fitch Ratings Event”).

(ii) Actions to be Taken. Subject, in each case to satisfaction of the Rating Agency Condition: (A) if a Collateralization Event occurs with respect to Party A (or any applicable credit support provider), then Party A shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event: (1) post collateral in accordance with the Credit Support Annex; or (2) on terms substantially similar to this Agreement assign or transfer the Transactions to or replace the Transactions with transactions with a third party approved by Party B (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (3) obtain a guaranty of or a contingent agreement to honor Party A’s obligations under this Agreement by a third party approved by Party B (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (4) establish any other arrangement approved by Party B (such approval not to be unreasonably withheld) that satisfies the Rating Condition; and (B) if a Ratings Event occurs with respect to Party A (or any applicable Credit Support Provider), then Party A shall, at its own expense, within ten (10) Business Days of such Ratings Event: (1) on terms substantially similar to this Agreement assign or transfer the Transactions to or replace the Transactions with transactions with a third party approved by Party B (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, or (2) obtain a guaranty of or a contingent agreement to honor Party A’s obligations under this Agreement by a third party approved by Party B (such approval not to be unreasonably withheld) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings; or (3) establish any other arrangement approved by Party B (such approval not to be unreasonably withheld) that satisfies the Rating Condition.

(k) Regulation AB. For purposes of Item1115 ( “Item 1115”) of Subpart 229.1100 – Asset Backed Securities (Regulation AB) (17 C.F.R. ss.ss.229.1100 – 229.1123) (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or Party B makes a determination, acting reasonably and in good faith, that (x) the applicable “significance percentage” with respect to this Agreement under Item 1115 has been reached (the “applicable percentage”), and (y) the Depositor has a reporting obligation under the Exchange Act (such event, a “Reg AB Disclosure Event”), then Party A shall, within five (5) Business Days after notice to that effect, at its sole expense, take one of the following actions (each subject to the Rating Agency Condition): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) (i)(x) the financial data required by Item 301 of Regulation S–K (17 C.F.R. §229.301), pursuant to Item 1115(b)(1); (y) financial statements meeting the requirements of Regulation S–X (17 C.F.R. §§210.1–01 through 210.12–29, but excluding 17 C.F.R. ss. 210.3–05 and Article 11 of Regulation S–X (17 C.F.R. ss. ss. 210.11–01 through 210.11–03)), pursuant to Item 1115(b)(2); or (z) if Regulation AB has been modified by amendment or interpretation to permit other financial information than as described in (x) and (y) above, such other financial information; and (ii) any updates to such financial information within five (5) Business Days of the release thereof, and (B) the written consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor the report relating to audits of such financial statements by the firm conducting such audit; or (2) on terms substantially similar to this Agreement assign or transfer the Transactions to or replace the Transactions with transactions with a third party approved by the Depositor and Party B (such approval not to be unreasonably withheld) (a “Reg AB Approved Party”) the ratings of which (or of the guarantor of which) meet or exceed the Qualifying Ratings and which is able to and agrees to comply with the requirements of Item 1115(b) If the Depositor or Party B reasonably requests, Party A shall provide such other information as may be necessary for the Depositor to comply with Item 1115. In the event that Party A or a Reg AB Approved Party provides financial data or financial statements in accordance as provided above, Party A or such Reg AB Approved Party will indemnify and hold harmless each of the Trust and the Depositor, its directors or officers and any person controlling it, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained therein or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified herein.

(l) Transfer, Amendment and Assignment. Notwithstanding the provisions of Section 7 and Section 9(b), no assignment, transfer, amendment, waiver, supplement or other modification of any Transaction shall be permitted by either party unless the Rating Agency Condition is satisfied with respect thereto.

[Signature page immediately follows]

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this Agreement:

THE BANK OF NEW YORK		WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator on behalf of the SG Mortgage Securities Trust 2006-OPT2

By:	/s/ Stephen M. Lawler	By:	/s/ Raymond Delli Colli
Name:	Stephen M. Lawler	Name:	Raymond Delli Colli
Title:	Managing Director	Title:	Vice President
Date:	December 14, 2006	Date:	December 14, 2006

(Multicurrency - Cross Border)

ISDA®

International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of December 14, 2006

THE BANK OF NEW YORK	and	WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator on behalf of the SG Mortgage Securities Trust 2006-OPT2

established as a banking organization under the laws of the State of New York		The Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement’), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

THE BANK OF NEW YORK		WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator on behalf of the SG Mortgage Securities Trust 2006-OPT2

By:	/s/ Stephen M. Lawler	By:	/s/ Raymond Delli Colli
Name:	Stephen M. Lawler	Name:	Raymond Delli Colli
Title:	Managing Director	Title:	Vice President
Date:	December 14, 2006	Date:	December 14, 2006

ISDA® 1992